As filed with the Securities and Exchange Commission on December 12, 2023
Registration No. 333 -
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KOSS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	39-1168275
(State or other jurisdiction of organization)	(I.R.S. Employer Identification No.)

4129 North Port Washington Avenue
Milwaukee, Wisconsin 53212
Telephone number: (414) 964-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Koss Corporation 2023 Equity Incentive Plan
(Full title of the plan)

Michael J. Koss
Chairman, Chief Executive Officer
Koss Corporation
4129 North Port Washington Avenue
Milwaukee, Wisconsin 53212
Telephone number: (414) 964-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of Koss Corporation (the “Company”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933 (the “Securities Act”) to register up to 2,941,308 shares of Common Stock for offer and sale under the Koss Corporation 2023 Equity Incentive Plan (the “2023 Plan”).

The maximum number of shares of Common Stock that may be issued under the 2023 Plan shall be the sum of 2,000,000 plus any shares subject to any award granted under the Koss Corporation 2012 Omnibus Incentive Plan (the “Prior Plan”) that expire, terminate, or are canceled or forfeited for any reason without the issuance of shares. As of October 18, 2023, no further awards will be granted under the Prior Plan although awards under Prior Plan that are outstanding will continue in accordance with their terms. The offer and sale of shares of Common Stock issued pursuant to the terms of the Prior Plan were previously registered under the Company’s registration statement on Form S-8, File No. 333-184754, filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The information required by this Item 1 is omitted from the Registration Statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

The information required by this Item 2 is omitted from this Registration Statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents have been filed by the Company with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on August 25, 2023;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on October 27, 2023;

•	The Company’s Current Report on Form 8-K filed on October 23, 2023 and amended on Form 8-K/A on October 26, 2023;

•
The portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on August 25, 2023 that are specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023; and

•	The description of the Company’s common stock filed as Exhibit 4.1 to the Registrant’s Annual report on Form 10-K for the year ended June 30, 2020, filed with the SEC August 27, 2020.

All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.  The Company is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporate Law (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Our Bylaws provide “any person who was or is a party or is threatened to be made a party to any Action by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director or officer of the corporation, or by reason of the fact that such person is or was a director or officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the corporation as a fiduciary of an employee benefit plan or as an employee or agent of the corporation, shall be indemnified by the corporation, to the fullest extent permitted by the Delaware General Corporation Law and other applicable laws, as in effect from time to time, against (a) expenses, including, without limitation attorneys' fees actually and reasonably incurred in connection with any Action; (b) amounts actually and reasonably incurred in settlement of any Action; and (c) judgments, fines, penalties or other amounts actually incurred pursuant to an adjudication of liability in connection with any Action; provided, however, that no director or officer shall be entitled to indemnification under this section unless, with respect to the conduct that is the subject of the Action, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such Action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.”

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Number	Exhibit
4.1	Koss Corporation 2023 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K/A filed on October 26, 2023)
5.1	Opinion of K&L Gates LLP (filed herewith)
23.1	Consent of WIPFLI, LLP, independent auditors (filed herewith)
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table (filed herewith)

Item 9. Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

(b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Milwaukee, State of Wisconsin on this 12th day of December, 2023.

KOSS CORPORATION
By:	/s/ Michael J. Koss
Michael J. Koss
Chairman Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael J. Koss, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael J. Koss	Chairman, Chief Executive Officer (Principal Executive Officer)	December 12, 2023
Michael J. Koss

/s/ Kim M. Schulte	Chief Financial Officer (Principal Financial and Accounting Officer)	December 12, 2023
Kim M. Schulte

/s/ Michael J. Koss	Director	December 12, 2023
Michael J. Koss

/s/ Thomas L. Doerr	Director	December 12, 2023
Thomas L. Doerr

/s/ Steven A. Leveen	Director	December 12, 2023
Steven A. Leveen
/s/ William J. Sweasy	Director	December 12, 2023
William J. Sweasy

/s/ Lenore E. Lillie	Director	December 12, 2023
Lenore E. Lillie